EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement filed on Form S-3 dated December 12, 2000 and related Prospectus of Arden Realty, Inc. for the registration of 290,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2000, with respect to the consolidated financial statements and schedule of Arden Realty, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                     Very truly yours,



                                                     /s/ ERNST & YOUNG LLP


Los Angeles, California
December 12, 2000